UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2006

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 1, 2006, Cyberonics, Inc. (the "Company") issued a press release announcing that, as a result of the delay in filing its Annual Report on Form 10-K for its fiscal year ended April 28, 2006 ("2006 Annual Report"), it received a Staff Determination Letter from the NASDAQ Stock Market, Inc. ("NASDAQ") dated July 31, 2006 indicating that the Company fails to comply with the filing requirement for continued listing set forth in Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from The NASDAQ Global Market. The Company will request a hearing before a NASDAQ Listings Qualifications Panel ("NASDAQ Panel") to review the Staff Determination. Under the NASDAQ Marketplace Rules, a request for a hearing will automatically stay the delisting of the Company’s common stock pending the issuance of a written determination by the NASDAQ Panel. However, there can be no assurance that the NASDAQ Panel will grant the Company’s request for continued listing.

The Company previously reported, in a Form 8-K under Item 3.01(b) filed on July 27, 2006, that it gave notice to NASDAQ on July 26, 2006 of the Company’s inability to timely file its 2006 Annual Report.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On August 1, 2006, the Company issued a press release announcing, among other things, revised guidance for fiscal year 2007. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 – Press Release dated August 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

August 1, 2006	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Cyberonics, Inc. dated August 1, 2006